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                                  EXHIBIT 3.12

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              BARNES MACHINE, INC.

                               ARTICLE 1. OFFICES

     The address of the principal office of the corporation shall be the address of its corporate offices from time to time in the State of Washington. The corporation may have other offices, either within or without the State of Washington, as the Board of Directors (the "Board") may designate or as the business of the corporation may require.

                             ARTICLE 2. SHAREHOLDERS

     2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held the third Thursday in May in each year at 7:00 p.m. for electing directors and transacting other business. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated for the annual meeting, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders called as soon thereafter as practicable.

     2.2 SPECIAL MEETINGS. The Chairman of the Board, President or the Board may call a special meeting of the shareholders for any purpose. At the request of the holders of not less than one-tenth of all of the outstanding shares entitled to vote at the meeting, the Chairman of the Board or President shall call a special meeting of the shareholders.

     2.3 PLACE OF MEETING. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington designated by the Board or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

     2.4 NOTICE OF MEETING. The Chairman of the Board, President or Board when calling an annual or special meeting of shareholders shall cause to be delivered to each shareholder entitled to vote at the meeting either personally or by mail not less than 10 nor more than 50 days before the meeting written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.5 QUORUM. A majority of the outstanding shares entitled to vote shall constitute a quorum at a shareholders' meeting. If less than such a majority is represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an


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adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.6 PROXIES. At all shareholders' meetings a shareholder may vote by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the corporate Secretary before or at the time of the meeting. A proxy shall be invalid eleven months after its execution, unless otherwise provided in the proxy.

     2.7 VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote of the shareholders.

                          ARTICLE 3. BOARD OF DIRECTORS

     3.1 GENERAL POWERS. The business of the corporation shall be managed by the board.

     3.2 NUMBER, TENURE AND QUALIFICATIONS. The Board shall be composed of four
(4) directors, who need not be shareholders. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, unless he resigns or is removed. The number of directors may be changed by amending the bylaws, but no decrease shall shorten the term of any incumbent director.

     3.3 REGULAR MEETINGS. A regular Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By amending these Bylaws, the Board may provide for holding additional regular meetings either within or without the State of Washington without notice other than such amendment.

     3.4 SPECIAL MEETINGS. Special Board meetings may be called by the President or any two directors and any place may be fixed as the place for holding such special Board meeting.

     3.5 NOTICE. Written notice of each special Board meeting shall be delivered personally, telegraphed or mailed to each director at his business address at least 2 days before the meeting. It shall be deemed to be delivered when the notice is delivered to the telegraph company or is properly mailed in the United States Mails. The attendance of a director shall constitute a waiver of notice except where a director attends to expressly object to any business because the meeting is not lawfully convened. Neither the business nor the purpose of any regular or special Board meeting need be specified in the notice or waiver of notice.


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     3.6 QUORUM. A majority of the directors shall constitute a quorum at any
Board meeting, unless otherwise provided herein. If less than such majority be present, a majority of the directors present may adjourn the meeting from time to time without further notice.

     3.7 MANNER OF ACTING. A majority vote of the directors present at a meeting at which there is a quorum shall be the act of the Board, unless otherwise provided herein.

     3.8 COMPENSATION. By Board resolution, directors may be paid their expenses or a fixed sum for attending each Board meeting or a salary as a director or any combination thereof. No such payment shall preclude a director from serving in another capacity and receiving compensation therefor.

     3.9 VACANCIES. Any vacancy on the Board may be filled by the majority vote of the remaining directors, even if less than a quorum. A director so elected shall serve for the unexpired term of his predecessor in office. Any directorship from an increase in the number of directors shall be filled by election at an annual or a special shareholders' meeting called for that purpose.

                               ARTICLE 4. OFFICERS

     4.1 NUMBER. The officers of the corporation shall be a Chairman of the Board; President; none, one, or more Vice Presidents as the Board may decide to elect; a Secretary; and a Treasurer; each of whom shall be elected by the Board. Other necessary officers and assistant officers may be elected or appointed by the Board. Any two or more offices may be held by the same person.

     4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually at the Board meeting held after the annual meeting of the shareholders or as soon thereafter as a Board meeting may conveniently be held. Each officer shall hold office until the next annual meeting and until his successor is elected and qualified, unless he resigns or is removed.

     4.3 SALARIES. Officers' salaries and other fringe benefits, if any, shall be fixed by the Board. An officer may receive a salary and also be a director.

     4.4 CHAIRMAN OF THE BOARD. The Chairman of the Board, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.


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     4.5 PRESIDENT. The President, subject to the control of the Board of
Directors shall supervise and control the corporation's operations and shall have all powers and perform all duties incident to the office of President. In the absence of the Chairman of the Board, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chairman of the Board.

     4.6 THE SECRETARY. The Secretary shall: (a) keep the minutes of Shareholders' and Board meetings; (b) see that all notices are duly given in accordance with these Bylaws or as required by law; (c) be custodian of the corporate records seal of and affix the corporate seal on duly authorized documents; (d) sign duly authorized certificates for shares of the corporation;
(e) maintain the stock transfer books and a register of the post office address of each shareholder; and (f) perform all duties incident to the office and such other duties as may be assigned by the President or the Board.

     4.7 THE TREASURER. The Treasurer shall have custody of and be responsible for all funds and securities of the corporation; receive and give receipts for any moneys payable to the corporation and deposit all such moneys in the name of the corporation in such banks or other depositories as shall be selected in accordance with these Bylaws, and generally perform the duties incident to the office and such other duties as may be assigned by the President or the Board. The Board may require the Treasurer to give a bond for the faithful discharge of his duties.

                ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 CONTRACTS. The Board may authorize any officer or agent to enter into any contract or execute and deliver any Instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3 LOANS TO OFFICERS AND DIRECTORS. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares, and no loans shall be made by the corporation secured by its shares.


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              ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 CERTIFICATES FOR SHARES. Certificates representing shares shall be signed by the President or the Vice President and by the Secretary and shall include on their face written notice of any restrictions imposed by the Board on the transfer of such shares.

     6.2 RECORDS OF CERTIFICATES. All certificates shall be consecutively numbered or otherwise identified. The name and address of each shareholder, the number of shares and date of issue shall be entered on the stock transfer books. All the certificates surrendered for transfer shall be canceled and no new certificate shall be issued until the former certificate is surrendered and canceled, except upon such terms and indemnity to the corporation as the Board may require.

     6.3 TRANSFER OF SHARES. Transfer of shares shall be made only on the stock transfer books by the holder of record or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney in fact authorized by power of attorney duly executed and filed with the corporation.

                             ARTICLE 7. FISCAL YEAR

     The fiscal year of the corporation shall be established when the corporation files its first income tax return with the Internal Revenue Service.

                                 ARTICLE 8. SEAL

     The seal of this corporation shall consist of its name and the state and year of its incorporation.

                           ARTICLE 9. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director under these Bylaws or the Articles of Incorporation or is required by law, a written waiver thereof, signed by the persons entitled to such notice either before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                      ARTICLE 10. ACTION WITHOUT A MEETING

     Any action which may be taken at a meeting of the shareholders or of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by all the shareholders entitled to vote on such action (for an action by the shareholders) or by each of the directors (for an action by the Board).


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                           ARTICLE 11. INDEMNIFICATION

     To the full extent permitted by law the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board of Directors may, at any time, approve indemnification of any other person which the corporation has the power to indemnify by law. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

                             ARTICLE 12. AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board.


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                     SECRETARY'S CERTIFICATE OF ADOPTION OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              BARNES MACHINE, INC.

I, the undersigned, do hereby certify:

          1. That I am the duly elected, qualified, and acting Secretary of the above-named Corporation.

          2. That the foregoing Amended and Restated Bylaws were adopted by the Board of Directors as the Bylaws of said Corporation effective as of the 30 th day of April, 1999.

          IN WITNESS WHEREOF, I have hereunto set my hand effective this 30th day of April 1999.


                                               /s/  DOUGLAS B. SOLOMON
                                               -----------------------
                                               Douglas B. Solomon
                                               Secretary


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